Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspirato Incorporated

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264331) of Inspirato Incorporated of our report dated March 12, 2024 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Denver, Colorado

March 12, 2024